Exhibit 1.3
DEUTSCHE BANK CONTINGENT CAPITAL TRUST II
(a Delaware statutory trust)
Trust Preferred Securities
PURCHASE AGREEMENT
Dated: May 16, 2007

DEUTSCHE BANK CONTINGENT CAPITAL TRUST II
(a Delaware statutory trust)
32,000,000
6.55% Trust Preferred Securities
(Liquidation Preference Amount of $25 per Trust Preferred Security)
PURCHASE AGREEMENT
May 16, 2007
DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, New York 10005
     as Representative of the several Underwriters
Ladies and Gentlemen:
     Deutsche Bank Contingent Capital Trust II (the “Trust”), a statutory trust organized under the Delaware Statutory Trust Act (the “Trust Act”), Deutsche Bank Contingent Capital LLC II (the “Company”), a limited liability company organized under the Delaware Limited Liability Company Act (the “LLC Act”), and Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of Germany (the “Guarantor”, and together with the Trust and the Company, the “DB Entities”), confirm their agreement with Deutsche Bank Securities Inc. (“Deutsche Bank Securities”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Deutsche Bank Securities Inc. is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective amounts set forth in said Schedule A of $800,000,000 of the Trust’s 6.55% Trust Preferred Securities (each with a $25 liquidation preference amount) (the “Trust Preferred Securities”).
     The Trust Preferred Securities will be issued pursuant to an Amended and Restated Trust Agreement dated on or about May 23, 2007 (the ‘Trust Agreement”) among the Company, as sponsor, the trustees named therein (the “Trustees”) and the Guarantor.
     The proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase a corresponding amount of 6.55% Class B Preferred Securities issued by the Company, representing limited liability company interests in the Company (the “Company Class B Preferred Securities”) The Company Class B Preferred Securities will be issued pursuant to the Amended and Restated Limited Liability Company Agreement of the Company dated on or about May 23, 2007 (the “LLC Agreement”) between the Guarantor, as the initial holder of the common security of the Company (the “Company Common Security”) and of the Class A Preferred Security of the Company (the “Company Class A Preferred Security”) and the Trust, as the holder of the Company Class B Preferred Securities. The Trust Preferred Securities and the Company Class B Preferred Securities will be guaranteed on a subordinated basis by the Guarantor to the extent set forth in the Trust Preferred Securities Subordinated Guarantee

Agreement (the “Trust Preferred Guarantee”) and the Class B Preferred Securities Subordinated Guarantee Agreement (the “Class B Preferred Guarantee” and, together with the Trust Preferred Guarantee, the “Guarantees”), each to be dated on or about May 23, 2007 between the Guarantor and The Bank of New York, as respective guarantee trustee thereunder (in such capacity, the “Guarantee Trustee”) The Trust Preferred Securities, the Company Class B Preferred Securities and the Guarantees are referred to herein collectively as the “Securities”.
     The Company will use the proceeds from the sale of the Company Class B Preferred Securities to acquire $800,000,000 aggregate principal amount of 6.55% subordinated perpetual notes issued by the Guarantor (the “Initial Obligation”).
     The DB Entities understand that the Underwriters propose to make a public offering of the Trust Preferred Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Trust Agreement, the LLC Agreement and the Guarantees have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The DB Entities have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No 333-137902) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of, among others, the Securities, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “Securities Act Regulations”) Such registration statement contains a base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Trust Preferred Securities. Any preliminary prospectus supplement to the Base Prospectus that describes the Trust Preferred Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus”. The term “Prospectus” means the final prospectus supplement relating to the Trust Preferred Securities, together with the Base Prospectus, that is filed pursuant to Rule 424(b) of the Securities Act Regulations after the date and time of execution and delivery of this Agreement, but does not include any “free writing prospectus” (as such term is used in Rule 405 of the Securities Act Regulations). Any preliminary prospectus and Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, any reference to any amendment or supplement to any preliminary prospectus or Prospectus shall be deemed to include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by Securities Act Regulations, is herein called the “Registration Statement,” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.
     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the DB Entities. The DB Entities, jointly and severally, represent and warrant to each Underwriter as of the date hereof (which corresponds to the Time of Sale referred to in Section 1(a)(i) hereof) and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:
     (i) Registration Statement. Prospectus and Disclosure at Time of Sale. The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on October 10, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and is in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the DB Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     Any offer that is a written communication relating to the Trust Preferred Securities made prior to the filing of the Registration Statement by the DB Entities or any person acting on their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) that is an offer for purposes of Rule 163 of the Securities Act Regulations (“Rule 163”) and that is required to be filed, has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.
     At the respective times the Registration Statement and each amendment thereto became or becomes effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations, and the copy of each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As of the Time of Sale (as defined below), the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:

     “Issuer Free Writing Prospectus” means the Final Term Sheet (as defined in Section 3(b)) specified in Schedule C hereto in the form filed by the DB Entities with the Commission as an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”).
     “Statutory Prospectus” as of any time means the Base Prospectus relating to the Securities, including any preliminary or other prospectus supplement deemed to be a part thereof, as amended or supplemented at that time.
     “Time of Sale” means 12:45 p.m. (Eastern time) on May 16, 2007 or such other time as agreed by the DB Entities and Deutsche Bank Securities.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the DB Entities notified or notify Deutsche Bank Securities as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties in this subsection shall not apply to (i) any statements in or omissions from the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements to any of such documents made in reliance upon and in conformity with written information furnished to the DB Entities by any Underwriter through Deutsche Bank Securities expressly for use therein or (ii) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of The Bank of New York and of Law Debenture Trust Company of New York, as trustees.
     (ii) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 6 of Form F-3 under the Securities Act, at the time they were or hereafter are filed or submitted with the Commission prior to the end of the Closing Time, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (iii) Power to Conduct Business. Each DB Entity is duly qualified as a foreign corporation authorized to transact business and, where the concept is applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or, where the concept is applicable, to be in good standing, would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”). Each DB Entity has the power and authority to own, lease and operate its respective properties and to conduct its business as described in the Prospectus and to enter into and perform its respective obligations under the Transaction Documents (as defined below) to which it is a party.

     (iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each DB Entity.
     (v) Trust. The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the Trust Act. The Trust will, under the current law, be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. The Trust has the statutory trust power and authority to conduct its business as presently conducted and as described in the Prospectus, and to perform its obligations hereunder and under applicable Transaction Documents. The Trust Agreement has been duly authorized by the Company and the Guarantor and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company and the Guarantor and duly authorized, executed and delivered by the Trustees, will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to (i) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) with respect to the Guarantor, judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
     (vi) Authorization of the Trust Preferred Securities. The Trust Preferred Securities have been duly authorized for issuance by the Trust and, when authenticated and issued in the manner provided for in the Trust Agreement and delivered against payment of the purchase price therefor as provided in this Agreement, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and will be in the form contemplated by, and entitled to the benefits of, the Trust Agreement. Subject to the terms of the Trust Agreement, the registered holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit. The issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights.
     (vii) Company. The Company has been duly formed and is validly existing as a limited liability company and is in good standing under the LLC Act. The Company has the power and authority to conduct its business as presently conducted and as described in the Prospectus, and to perform its obligations hereunder and under applicable Transaction Documents. The LLC Agreement has been duly authorized by the Trust and the Guarantor and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Trust and the Guarantor, will constitute a valid and binding agreement of the Trust and the Guarantor, enforceable against the Trust and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (viii) Authorization of the Company Class B Preferred Securities, Company Common Security and Company Class A Preferred Security. The Company Class B Preferred Securities, Company Common Security and Company Class A Preferred Security have been duly authorized and, when issued and delivered against payment of the capital contribution therefor in the manner provided for in the LLC Agreement, will be validly issued and fully paid limited liability company interests, and will be in the form contemplated by, and entitled to the benefits of, the LLC Agreement. At the Closing Time, (A) all of the issued and outstanding Company Class B Preferred Securities will be owned directly by the Trust (subject to the rights of holders of the Trust Preferred Securities) free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than claims of holders of the Trust Preferred Securities and (B) the Company Common Security and Company Class A Preferred Security will be owned directly by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The issuance of the Company Class B Preferred Securities, Company Common Security and Company Class A Preferred Security is not subject to preemptive or other similar rights.
     (ix) Description of the Securities and the Transaction Documents. The Securities and the Transaction Documents (as defined below) will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.
     (x) Absence of Defaults and Conflicts. None of the DB Entities is (A) in violation of its constituent documents, charter or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the DB Entities is a party or by which it or any of them may be bound, or to which any of the property or assets of any DB Entity is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not have a material adverse effect on the ability of the relevant DB Entity to perform its obligations under the Transaction Documents (as defined below). The execution, delivery and performance by the DB Entities of this Agreement, the Trust Agreement, the LLC Agreement, the Guarantees, the Initial Obligation, the Services Agreement among the Guarantor, the Trust and the Company to be dated on or about May 23, 2007 and the Agency Agreement among the Trust, the Company, The Bank of New York and Deutsche Bank Trust Company Americas to be dated on or about May 23, 2007 (collectively, the “Transaction Documents”) and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Trust, the Company and the Guarantor with their respective obligations under the Transaction Documents and the Securities have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the DB Entities or any subsidiary of the Guarantor pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the constituent documents, charter or by-laws of the DB Entities or any subsidiary of the Guarantor or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the DB Entities or any subsidiary of the Guarantor or any of their assets, properties or operations (except, with respect to (B), for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the DB Entities or any subsidiary of the Guarantor.
     (xi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the DB Entities, threatened, against or affecting the DB Entities or any subsidiary of the Guarantor, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the DB Entities of their respective obligations hereunder.

     (xii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (xiii) Absence of Manipulation. Neither the DB Entities nor any of their affiliates (with the exception of Deutsche Bank Securities Inc. as set forth in the Prospectus) have taken, nor will the DB Entities or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the DB Entities with the purpose of facilitating the sale or resale of the Trust Preferred Securities.
     (xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the DB Entities of their obligations hereunder, in connection with the offering, issuance or sale of the Trust Preferred Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Transaction Documents by the DB Entities, except such as have been already obtained or as may be required under the Securities Act or the Securities Act Regulations or state securities laws and except for the qualification of the Trust Agreement, the LLC Agreement and the Guarantees under the Trust Indenture Act.
     (xv) Possession of Licenses and Permits. The DB Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the DB Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the DB Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which revocation or modification, singly or in the aggregate, would result in a Material Adverse Effect.
     (xvi) Investment Company Act. None of the DB Entities is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, required to register as, an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xvii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and no DB Entity is the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.
     (b) Representations and Warranties by the Guarantor. The Guarantor represents and warrants to each Underwriter as of the date hereof (which corresponds to the Time of Sale) and as of the Closing Time, and agrees with each Underwriter, as follows:
     (i) Valid Existence. The Guarantor is validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany.

     (ii) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the DB Entities or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations and (D) at the date hereof, the Guarantor was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the DB Entities on a Rule 405 “automatic shelf registration statement”. The Guarantor has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.
     (iii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related supplemental financial information, schedules and notes, present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries on the basis stated in the Registration Statement at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) or international financial reporting standards as endorsed by the European Union (“IFRS”), as the case may be, in each case applied on a consistent basis throughout the periods involved, except as disclosed therein.
     (iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations.
     (v) Authorization of the Guarantees. Each of the Guarantees has been duly authorized by all necessary corporate action of the Guarantor and duly qualified under the Trust Indenture Act and, at the Closing Time, will have been duly executed by the Guarantor and, when duly executed and delivered by the Guarantor and duly authorized, executed and delivered by the respective Guarantee Trustee, will constitute the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ nights generally and except as enforcement thereof is subject to (A) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
     (vi) Payments under the Guarantees. All payments, if any, made by the Guarantor under the Guarantees may, under the current laws and regulations of the Federal Republic of Germany, be paid by the Guarantor in United States dollars and may be freely transferred out of Germany, and may be paid under the current laws and regulations of the Federal Republic of Germany without the necessity of obtaining any consent, approval, authorization, registration or other action by, or filing with, any governmental authority of the Federal Republic of Germany, except as described or contemplated in the Prospectus and except for such prohibitions that would not materially adversely affect the financial condition or results of operation of the Guarantor in the context of the issue of the Securities.

     (vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, there has been no Material Adverse Effect.
     (viii) Accounting Controls and Disclosure Controls. Except as described in the Prospectus, the Guarantor maintains a system of internal accounting controls with respect to the Guarantor and its subsidiaries sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Guarantor’s most recent audited fiscal year, there has been (x) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (y) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.
     The Guarantor employs disclosure controls and procedures with respect to the Guarantor and its subsidiaries that are designed to ensure that information required to be disclosed by the Guarantor in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Guarantor’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (c) Officer’s Certificates. Any certificate signed by the Trustees or the Guarantee Trustee or any officer of the DB Entities or any subsidiary of the Guarantor delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the relevant DB Entity to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters. Closing.
     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price set forth in Schedule B, the aggregate amount of Trust Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional amount of Trust Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Payment. Payment of the purchase price for, and delivery of, the Trust Preferred Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, or at such other place as shall be agreed upon by the Representative and the DB Entities, at 1:00 P.M. (Central European Time) on the fifth (sixth, if the pricing occurs after 10:30 P.M. (Central European Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the DB Entities (such time and date of payment and delivery being herein called the “Closing Time”).
     Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Trust Preferred Securities to be purchased by them. Delivery of the Trust Preferred Securities shall be made through the facilities of The Depository Trust Company. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Trust Preferred Securities which it has agreed to purchase. Deutsche Bank Securities, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Trust Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (c) Denominations; Registration. Certificates for the Trust Preferred Securities shall be in such denominations ($25 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The Trust Preferred Securities will be made available for examination and packaging by the Representative in the City of New York not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time.
     SECTION 3. Covenants of the DB Entities. The DB Entities covenant with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests, Payment of Filing Fees. The DB Entities, subject to Section 3(b), will comply with the requirements of Rule 430B and, during the period beginning at the Time of Sale and ending on the later of the Closing Time or such date as in the opinion of counsel for the Underwriters the Prospectus is no longer required by law to be delivered in connection with the sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), will notify the Representative immediately, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus relating to the Securities shall have been filed, (ii) of the receipt of any comments from the Commission to the Registration Statement, and (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information (except those relating to the offering of securities other than the Securities). The DB Entities, subject to Section 3(b), will notify the Representative immediately, and confirm the notice in writing (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any new registration statement relating to the Securities or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement (except those relating to the offering of securities other than the Securities) and (ii) if the DB Entities become the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The DB Entities will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The DB Entities will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Guarantor shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(l)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

     (b) Filing of Amendments and Exchange Act Documents, Preparation of Final Term Sheet. The DB Entities will give the Representative notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, in each case relating to the Securities, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the DB Entities will furnish the Representative with copies (which may be in electronic form) of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object. The DB Entities have given the Representative notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Time of Sale; the DB Entities will give the Representative notice of their intention to make any such filing from the Time of Sale to the Closing Time and will furnish the Representative with copies (which may be in electronic form) of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The DB Entities will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representative, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the DB Entities shall furnish the Representative with copies (which may be in electronic form) of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. The DB Entities have furnished or will deliver to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto relating to the Securities (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement and of each amendment thereto relating to the Securities (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The DB Entities have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the DB Entities hereby consent to the use of such copies for purposes permitted by the Securities Act. The DB Entities will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The DB Entities will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the DB Entities, to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the DB Entities will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the DB Entities will use their best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the DB Entities will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the DB Entities will promptly notify Deutsche Bank Securities and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The DB Entities will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof, provided, however, that no DB Entity shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction, in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The DB Entities will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Representative may request.
     (g) Rule 158. The DB Entities will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
     (h) Use of Proceeds. The DB Entities will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.
     (i) Listing. The DB Entities will use their best efforts to effect the listing of the Trust Preferred Securities on the New York Stock Exchange.
     (j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, neither the Trust nor the Company nor any other subsidiary of the Guarantor that is similar to the Trust or the Company will, without the prior written consent of Deutsche Bank Securities, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any Trust Preferred Security or any Company Class B Preferred Security or any security convertible into or exchangeable for Trust Preferred Securities or Company Class B Preferred Securities.
     (k) Reporting Requirements. The DB Entities, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

     (l) Issuer Free Writing Prospectuses. Each DB Entity represents and agrees that unless the DB Entities obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the DB Entities and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, and each DB Entity and each Underwriter represents and agrees that Schedule C hereto is a complete list of all free writing prospectuses for which such consent was received, provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the DB Entities and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The DB Entities represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The DB Entities will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Transaction Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Trust Preferred Securities to the Underwriters, (iv) the fees and disbursements of the DB Entities’ counsel, accountants and other advisors and of the Underwriters’ U.S. counsel, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustees and the Guarantee Trustee, including the fees and disbursements of counsel for the Trustees and the Guarantee Trustee, (ix) the costs and expenses of the DB Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the Trust Preferred Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the DB Entities and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Trust Preferred Securities and the Company Class B Preferred Securities, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc (the “NASD”) of the terms of the sale of the Securities, and (xii) the fees and expenses incurred in connection with the listing of the Trust Preferred Securities on the New York Stock Exchange.
     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the DB Entities shall reimburse the

Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the DB Entities contained in Section 1 hereof or in certificates of any officer of the DB Entities, the Trustees or the Guarantee Trustee, or any subsidiary of the Guarantor delivered pursuant to the provisions hereof, to the performance by the DB Entities of their respective covenants and other obligations hereunder, and to the following further conditions.
     (a) Effectiveness of Registration Statement, Filing of Prospectus, Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The DB Entities shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(l)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
     (b) Opinion of Counsel for DB Entities. At the Closing Time, the Representative shall have received the favorable opinions, dated as of the Closing Time, of (i) Group Legal Services of Deutsche Bank AG, internal counsel for the DB Entities, and (ii) Richards, Layton & Finger, PA., Delaware counsel for the DB Entities, in each case in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B and Exhibit C hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.
     (c) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the DB Entities and the Guarantor’s subsidiaries, the Trustees and the Guarantee Trustee and certificates of public officials.
     (d) Opinion of Counsel for Trustees. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York in its capacity as Property Trustee, Manager Trustee and Guarantee Trustee, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D.

     (e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of an executive of each of the DB Entities, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the DB Entities have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (f) Maintenance of Rating. At the Closing Time, the Trust Preferred Securities shall be rated at least Aa3 by Moody’s Investor’s Service Inc., A by Standard & Poor’s Ratings Group, a division of McGraw-Hill, and A+ by Fitch, and the DB Entities shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Trust Preferred Securities have such ratings, and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the securities or any of the DB Entities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any securities of any of the DB Entities.
     (g) Approval of Listing. At the Closing Time, the DB Entities will have taken all steps necessary to apply for approval for listing on the New York Stock Exchange of the Trust Preferred Securities.
     (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (i) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the DB Entities in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.
     (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the DB Entities at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The DB Entities agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Guarantor;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Deutsche Bank Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the DB Entities by any Underwriter through Deutsche Bank Securities expressly for use in the Registration Statement (or any amendment thereto), Prospectus or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) and (y) the foregoing indemnity agreement with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Trust Preferred Securities, or any person controlling such Underwriter where it shall have been determined by a court of competent jurisdiction by final judgment that (A) prior to the Time of Sale the Guarantor shall have notified such Underwriter that the preliminary prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (B) such untrue statement or omission of a material fact was corrected in an amended or supplemented preliminary prospectus or, where permitted by law, an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) and such corrected preliminary prospectus or issuer free writing prospectus was provided to such Underwriter far enough in advance of the Time of Sale so that such corrected preliminary prospectus or issuer free writing prospectus could have been delivered or otherwise conveyed to such person prior to the Time of Sale, (C) such corrected preliminary prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not delivered or otherwise conveyed to such person at or prior to the Time of Sale, and (D) such loss, claim, damage or expense would not have occurred had the corrected preliminary prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been delivered or otherwise conveyed to such person as provided for in (C).
     (b) Insofar as this indemnity agreement may permit indemnification for liabilities under the Securities Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and who, at the date of this Agreement, is a director or officer of any of the DB Entities or controls any of the DB Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, such indemnity agreement is subject to the undertaking of the DB Entities in the Registration Statement under Part 11, Item 10 (Undertakings).
     (c) Indemnification of DB Entities, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the DB Entities, their respective directors, each of their respective officers who signed the Registration Statement, the Trustees and the Guarantee Trustee, and each person, if any, who controls the DB Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Permitted Issuer Free Writing Prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the DB Entities by such Underwriter through Deutsche Bank Securities expressly for use therein.
     (d) Actions against Parties, Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Deutsche Bank Securities, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the DB Entities. An indemnifying party may participate at its own expense in the defense of any such action, provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the DB Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the DB Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the DB Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the DB Entities and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the DB Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the DB Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The DB Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates shall have the same rights to contribution as such Underwriter, and each director of the DB Entities, each officer of the DB Entities who signed the Registration Statement, the Trustees and the Guarantee Trustee, and each person, if any, who controls the DB Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the DB Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to 19 the principal amount of the Trust Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of the Trustees, the Guarantee Trustee, officers of the DB Entities or any of the Guarantor’s subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, any person controlling any Underwriter, its officers or directors or any person controlling the DB Entities, and (ii) delivery of and payment for the Trust Preferred Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination, General. The Representative may terminate this Agreement, by notice to the DB Entities, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the DB Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Germany or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (iii) if trading in any securities of the DB Entities has been suspended or materially limited by the Commission, the New York Stock Exchange or the Frankfurt Stock Exchange, or if trading generally on the New York Stock Exchange or the Frankfurt Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either U.S. federal, New York or German authorities, or (vi) if there has occurred a change or an official announcement by a competent authority of a forthcoming change in German taxation materially adversely affecting the Guarantor or the Guarantees or the transfer thereof or the imposition of exchange controls by the United States or Germany.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Trust Preferred Securities which it or they are obligated to purchase under this Agreement (any such Underwriter, the “Defaulting Underwriter”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Trust Preferred Securities failed to be purchased in such amounts as may be agreed upon and upon the terms herein set forth, if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Trust Preferred Securities failed to be purchased by one or more Defaulting Underwriters does not exceed 10% of the aggregate amount of the Trust Preferred Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Trust Preferred Securities failed to be purchased by one or more Defaulting Underwriters exceeds 10% of the aggregate amount of the Trust Preferred Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any Defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Guarantor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the DB Entities (and each employee, representative or other agent of the DB Entities) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the DB Entities relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, attention of Debt Capital Markets, Syndicate Desk, facsimile no. +(212) 797-2201, and notices to the DB Entities shall be directed to Deutsche Bank Aktiengesellschaft at Taunusanlage 12, D-60325 Frankfurt am Main, Germany, attention of Group Treasury, facsimile no. +49 69 910-35092, with a copy to Deutsche Bank Contingent Capital LLC II and a copy to Deutsche Bank Contingent Capital Trust II, 60 Wall Street, New York, New York 10005, attention of Treasury, facsimile no. +(732) 460-7125
     SECTION 13. No Advisory or Fiduciary Relationship. The DB Entities acknowledge and agree that (a) the purchase and sale of the Trust Preferred Securities pursuant to this Agreement, including the determination of the public offering price of the Trust Preferred Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the DB Entities, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the DB Entities, or their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the DB Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the DB Entities on other matters) and no Underwriter has any obligation to the DB Entities with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the DB Entities, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the DB Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

     SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the DB Entities and the Underwriters, or any of them, with respect to the subject matter hereof.
     SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the DB Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the DB Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the DB Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Trust Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. GOVERNING LAW. SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE DB ENTITIES BROUGHT BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK, (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE GUARANTOR IRREVOCABLY WAIVES ANY IMMUNITY TO JURISDICTION TO WHICH IT MAY OTHERWISE BE ENTITLED (INCLUDING SOVEREIGN IMMUNITY, IMMUNITY TO PREJUDGMENT ATTACHMENT, POST-JUDGMENT ATTACHMENT AND EXECUTION) IN ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST IT ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY THAT IS INSTITUTED IN ANY NEW YORK COURT OR IN ANY COMPETENT COURT IN GERMANY. THE DB ENTITIES HAVE APPOINTED DEUTSCHE BANK AMERICAS HOLDING CORP, C/O OFFICE OF THE SECRETARY, 60 WALL STREET, NEW YORK, NEW YORK, 10005, ATTENTION PETER STURZINGER, AS THEIR AUTHORIZED AGENT (THE “AUTHORIZED AGENT”) UPON WHOM PROCESS MAY BE SERVED IN ANY SUCH ACTION ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY THAT MAY BE INSTITUTED IN ANY NEW YORK COURT BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER, EXPRESSLY CONSENT TO THE JURISDICTION OF ANY SUCH COURT IN RESPECT OF ANY SUCH ACTION, REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO. SUCH APPOINTMENT SHALL BE IRREVOCABLE. THE DB ENTITIES REPRESENT AND WARRANT THAT THE AUTHORIZED AGENT HAS AGREED TO ACT AS SUCH AGENT FOR SERVICE OF PROCESS AND AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL DOCUMENTS AND INSTRUMENTS, THAT MAY BE NECESSARY TO CONTINUE SUCH APPOINTMENT IN FULL FORCE AND EFFECT AS AFORESAID. SERVICE OF PROCESS UPON SUCH AUTHORIZED AGENT AND WRITTEN NOTICE OF SUCH SERVICE TO THE DB

ENTITIES SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON THE DB ENTITIES.
     SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the DB Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the DB Entities in accordance with its terms.

Very truly yours,
DEUTSCHE BANK CONTINGENT CAPITAL TRUST II
By:	Deutsche Bank Contingent Capital LLC II, as Sponsor

By:	Deutsche Bank Aktiengesellschaft, as Member

By:	/s/ Joachim Bartsch
Name: Joachim Bartsch
Title: Director

By:	/s/ Alexander Sonntag
Name: Dr. Alexander Sonntag
Title: Vice President

DEUTSCHE BANK CONTINGENT CAPITAL LLC II
By:	Deutsche Bank Aktiengesellschaft, as Member

By:	/s/ Joachim Bartsch
Name: Joachim Bartsch
Title: Director

By:	/s/ Alexander Sonntag
Name: Dr. Alexander Sonntag
Title: Vice President

DEUTSCHE BANK AKTIENGESELLSCHAFT
By:	/s/ Joachim Bartsch
Name: Joachim Bartsch
Title: Director

By:	/s/ Alexander Sonntag
Name: Dr. Alexander Sonntag
Title: Vice President

CONFIRMED AND ACCEPTED
     as of the date first above written

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jeanmarie Genirs
Authorized Signatory
Name: Jeanmarie Genirs
Title: Managing Director

By:	/s/ Peter H. Burger
Authorized Signatory
Name: Peter H. Burger
Title: Director/Debt Syndicate
For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Number of Trust
Name of Underwriter	Preferred Securities
Deutsche Bank Securities Inc.	31,600,000
Utendahl Capital Partners, L.P.	200,000
CastleOak Securities, L.P.	200,000

Total	32,000,000

SCHEDULE B
1. The initial public offering price per security for the Trust Preferred Securities, determined as provided in Section 2, shall be $25.
2. The purchase price per security for the Trust Preferred Securities to be paid by the several Underwriters shall be $25, being an amount equal to the initial public offering price set forth above.
3. The compensation per Trust Preferred Security to be paid by the Guarantor to the several Underwriters in respect of their commitments hereunder shall be 1.00% per Trust Preferred Security.

SCHEDULE C
1. Final Term Sheet, dated May 16, 2007, in respect of the Trust Preferred Securities as filed pursuant to Rule 433 on May 18, 2007.